Exhibit 99.1

RAPT Therapeutics Reports Fourth Quarter and Full Year 2024 Financial Results

SOUTH SAN FRANCISCO, Calif. – March 6, 2025 – RAPT Therapeutics, Inc. (Nasdaq: RAPT) (“RAPT” or the “Company”) is a clinical-stage immunology-based biopharmaceutical company focused on discovering, developing and commercializing novel therapies for patients living with inflammatory and immunological diseases, today reported financial results for the fourth quarter and year ended December 31, 2024.

“Our focus for 2025 will be on advancing development of RPT904, a novel, potential best-in-class option to treat the large and underserved population of patients suffering from food allergy and chronic spontaneous urticaria,” said Brian Wong, President and CEO of RAPT. “We believe RPT904 can be a differentiated product to treat these diseases by targeting IgE, an approach validated by omalizumab. We expect to initiate a Phase 2b clinical trial for RPT904 in food allergy in the second half of 2025 and await clinical data later this year from our partner Jemincare to guide our development strategy in CSU.”

Financial Results for the Fourth Quarter and Year Ended December 31, 2024

Fourth Quarter Ended December 31, 2024

Net loss for the fourth quarter of 2024 was $53.2 million, compared to $30.9 million for the fourth quarter of 2023.

Research and development expenses for the fourth quarter of 2024 were $46.5 million, compared to $26.8 million for the same period in 2023. The increase in research and development expenses was primarily due to the $35.0 million upfront license fee for RPT904, partially offset by lower development costs related to zelnecirnon, tivumecirnon and early-stage programs, as well as decreased expenses for personnel, professional services, non-cash stock-based compensation and lab supplies.

General and administrative expenses for the fourth quarter of 2024 were $8.0 million, compared to $6.5 million for the same period in 2023. The increase in general and administrative expenses was primarily due to increases in expenses for professional services, non-cash stock-based compensation, personnel and facilities.

In December 2024, the Company entered into a license agreement with Shanghai Jemincare Pharmaceutical Co., Ltd. (“Jemincare”), a company incorporated in the People’s Republic of China, under which the Company obtained exclusive rights to RPT904 throughout the world, excluding mainland China, Hong Kong, Macau and Taiwan. As consideration for those rights, the Company paid a $35.0 million upfront license fee and could pay up to $672.5 million in additional milestone payments, as well as tiered royalty payments (at percentages ranging from high single-digit to low double-digit) on future net sales.

Also in December 2024, the Company sold through a private placement to a select group of accredited investors 100,000,000 shares of common stock at a price of $0.85 per share and pre-funded warrants to purchase 76,452,000 shares of common stock at a purchase price of $0.8499 per pre-funded warrant, resulting in net proceeds of $143.0 million after deducting offering expenses.

Year Ended December 31, 2024

Net loss for the year ended December 31, 2024 was $129.9 million, compared to $116.8 million for the same period in 2023.

Research and development expenses for the year ended December 31, 2024 were $107.2 million, compared to $101.0 million for the same period in 2023. The increase in research and development expenses was primarily due to the $35.0 million upfront license fee for RPT904 and an increase in non-cash stock-based compensation expense, partially offset by lower development costs related to zelnecirnon, tivumecirnon and early-stage programs, as well as decreased expenses for personnel, professional services and lab supplies.

General and administrative expenses for the year ended December 31, 2024 were $28.9 million, compared to $26.1 million for the same period in 2023. The increase in general and administrative expenses was primarily due to increased expenses for non-cash stock-based compensation, consultants, personnel, and facilities, partially offset by decrease in expenses for insurance premiums.

As of December 31, 2024, the Company had cash and cash equivalents and marketable securities of $231.1 million.

About RAPT Therapeutics, Inc.

RAPT Therapeutics, Inc. (“RAPT” or the “Company”) is a clinical-stage immunology-based biopharmaceutical company focused on discovering, developing and commercializing novel therapies for patients living with inflammatory and immunological diseases. Utilizing our deep and proprietary expertise in immunology, we develop novel therapies that are designed to modulate the critical immune responses underlying these diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimates,” “expects,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the therapeutic potential of RAPT’s product candidates, the timing of the initiation of or data from clinical trials, the market opportunity for RAPT’s product candidates, potential milestone and royalty payments and other statements that are not historical fact. Many factors may cause differences between current expectations and actual results, including unexpected or unfavorable safety or efficacy data observed during clinical studies, preliminary data and trends that may not be predictive of future data or results or that may not demonstrate safety or efficacy or lead to regulatory approval, clinical trial site activation or enrollment rates that are lower than expected, unanticipated or greater than anticipated impacts or delays due to macroeconomic and geopolitical conditions (including the long-term impacts of ongoing overseas conflicts, fluctuations in inflation and interest rates and other economic uncertainty), changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process and the sufficiency of RAPT’s cash resources. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in RAPT’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2025 and subsequent filings made by RAPT with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. RAPT disclaims any obligation to update these forward-looking statements, except as required by law.

RAPT Media Contact:

Aljanae Reynolds

areynolds@wheelhouselsa.com

RAPT Investor Contact:

Sylvia Wheeler

swheeler@wheelhouselsa.com

RAPT THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share per share data)

(Unaudited)

	Three Months Ended December 31,	Three Months Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	46,456	26,764	107,217	101,002
General and administrative	8,009	6,453	28,884	26,060
Total operating expenses	54,465	33,217	136,101	127,062
Loss from operations	(54,465)	(33,217)	(136,101)	(127,062)
Other income, net	1,216	2,341	6,236	10,264
Net loss	$(53,249)	$(30,876)	$(129,865)	$(116,798)
Other comprehensive income (loss):
Foreign currency translation loss	—	—	—	(655)
Unrealized gain (loss) on marketable securities	(57)	224	(53)	784
Total comprehensive loss	$(53,306)	$(30,652)	$(129,918)	$(116,669)
Net loss per share, basic and diluted	$(1.14)	$(0.80)	$(3.19)	$(3.05)
Weighted average number of shares used in computing net loss per share, basic and diluted	46,687,525	38,383,867	40,761,143	38,338,161

RAPT THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2024	December 31, 2023
Assets	(Unaudited)	(1)
Current assets:
Cash and cash equivalents	$169,735	$47,478
Marketable securities	61,320	111,384
Prepaid expenses and other current assets	4,181	2,920
Total current assets	235,236	161,782
Property and equipment, net	1,367	2,448
Operating lease right-of-use assets	3,333	5,228
Other assets	389	3,871
Total assets	$240,325	$173,329
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,275	$5,176
Accrued expenses	9,597	14,103
License fees payable	35,000	—
Operating lease liabilities, current	2,422	2,448
Other current liabilities	57	109
Total current liabilities	48,351	21,836
Operating lease liabilities, non-current	2,070	4,458
Total liabilities	50,421	26,294
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	3
Additional paid-in capital	804,388	631,611
Accumulated other comprehensive gain	50	103
Accumulated deficit	(614,547)	(484,682)
Total stockholders’ equity	189,904	147,035
Total liabilities and stockholders’ equity	$240,325	$173,329

(1)
The consolidated balance sheet for December 31, 2023 has been derived from audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.